SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 30, 2005

(Date of Report)

(Date of Earliest Event Reported)

WATCHGUARD TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26819	91-1712427
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

505 Fifth Avenue South, Suite 500, Seattle, WA 98104

(Address of Principal Executive Offices, Including Zip Code)

(206) 521-8340

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2005, the Compensation Committee of WatchGuard Technologies, Inc. adopted the CEO & Executive Bonus Program – 2005 (the “Bonus Program”). The purpose of the Bonus Program is to provide Participants (as defined below) an incentive to attain or exceed corporate goals, personal and departmental goals. “Participants” in the Bonus Program include the following officers (as named from time to time): the Chairman and Chief Executive Officer (“CEO”), the Vice President and Chief Financial Officer, the Vice President and Chief Information Officer, the Vice President of Marketing, the Vice President of Engineering, the Vice President of Customer Operations, the Chief Strategy Officer, the Vice President and General Counsel and the Vice President of Corporate Development. WatchGuard’s interim Chief Financial Officer does not participate in the Bonus Program.

Bonuses paid under the Bonus Program will be based on (i) attainment of corporate financial goals set by the Compensation Committee, comprised of an annual revenue target and an annual earnings target, and (ii) for each Participant other than the CEO, personal goals which are approved by the CEO. For the CEO, bonus payment under the Bonus Program will be based entirely upon the attainment of the corporate financial goals. The only Named Executive Officer (as such term is defined under Item 402 (a)(3) of Regulation S-K) currently eligible to participate in the Bonus Program is Edward J. Borey, WatchGuard’s CEO. Pursuant to the offer letter between Mr. Borey and WatchGuard dated June 30, 2004, Mr. Borey’s target bonus amount for 2005 is $400,000, attainment of which will be allocated as follows:

Executive Officer	Bonus Target Amount	Annual Revenue Target	Annual Earnings Target
Edward J. Borey	$400,000	50%	50%

The period covered by the 2005 Bonus Program is January 1, 2005 to December 31, 2005. In order to be eligible for a bonus under the Bonus Program, a Participant must be employed by WatchGuard at the time of its public release of operating results for the year ended December 31, 2005.

An executive who becomes eligible for participation in the Bonus Program during the 2005 fiscal year will be eligible for a bonus on a proportional basis for the period of the year such executive was a Participant, subject to modification by the CEO for any Participant and by the Compensation Committee for the CEO.

A copy of the Bonus Program is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

10.1	CEO & Executive Bonus Program – 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATCHGUARD TECHNOLOGIES, INC.

Date: April 5, 2005	By:	/s/ James A. Richman
	Name:	James A. Richman
	Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	CEO & Executive Bonus Program – 2005